
                                                                 EXHIBIT 10.14


                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                                   LINEO, INC.


                                       AND


                            THE SELLERS NAMED HEREIN


                             DATED AS OF MAY 1, 2000


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                                TABLE OF CONTENTS

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                                                                                                            PAGE
ARTICLE 1.DEFINITIONS............................................................................................1

ARTICLE 2.SALE OF SHARES; CLOSING................................................................................5
    2.1    Purchase and Sale.....................................................................................5
    2.2    Purchase Price........................................................................................6
    2.3    Time and Place of Closing.............................................................................6

ARTICLE 3.REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SHAREHOLDERS............................................6
    3.1    Organization and Corporate Power......................................................................6
    3.2    Capitalization; Share Ownership.......................................................................6
    3.3    Subsidiaries; Investments.............................................................................7
    3.4    Financial Statements..................................................................................7
    3.5    Absence of Undisclosed Liabilities....................................................................7
    3.6    Absence of Changes....................................................................................7
    3.7    Title; Condition of Property..........................................................................8
    3.8    Certain Contracts and Arrangements....................................................................8
    3.9    Intellectual Property Rights; Employee Restrictions...................................................9
    3.10   Litigation...........................................................................................10
    3.11   Tax Matters..........................................................................................11
    3.12   Employee Benefits....................................................................................11
    3.13   Labor Laws...........................................................................................11
    3.14   Employees............................................................................................11
    3.15   Hazardous Waste, Etc.................................................................................12
    3.16   Business; Compliance with Laws.......................................................................12
    3.17   Investment Banking; Brokerage........................................................................12
    3.18   Insurance............................................................................................12
    3.19   Transactions with Affiliates.........................................................................12
    3.20   Suppliers............................................................................................13
    3.21   Certain Events.......................................................................................13
    3.22   Registration Rights..................................................................................13
    3.23   Disclosure...........................................................................................13
    3.24   Corporate Documents..................................................................................14
    3.25   Governmental Consents................................................................................14
    3.26   Equity...............................................................................................14

ARTICLE 4.REPRESENTATIONS AND WARRANTIES OF THE SELLERS.........................................................14
    4.1    Capacity; Execution; Validity; Binding Effect........................................................14
    4.2    Share Ownership......................................................................................14
    4.3    No Other Rights......................................................................................15
    4.4    No Conflicting Agreements............................................................................15
    4.5    Consents, Approvals, Licenses, Etc...................................................................15
    4.6    Litigation...........................................................................................15
    4.7    No Brokers...........................................................................................16
    4.8    No U.S. Persons......................................................................................16


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ARTICLE 5.REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................16
    5.1    Organization and Corporate Power.....................................................................16
    5.2    Authorization and Non-Contravention..................................................................16
    5.3    Capitalization.......................................................................................17
    5.4    Subsidiaries; Investments............................................................................17
    5.5    Financial Statements.................................................................................17
    5.6    Absence of Undisclosed Liabilities...................................................................18
    5.7    Absence of Changes...................................................................................18
    5.8    Title; Condition of Property.........................................................................18
    5.9    Certain Contracts and Arrangements...................................................................19
    5.10   Intellectual Property Rights; Employee Restrictions..................................................20
    5.11   Litigation...........................................................................................21
    5.12   Tax Matters..........................................................................................21
    5.13   Employee Benefit Plans...............................................................................21
    5.14   Labor Laws...........................................................................................22
    5.15   Employees............................................................................................22
    5.16   Hazardous Waste, Etc.................................................................................22
    5.17   Business; Compliance with Laws.......................................................................22
    5.18   Insurance............................................................................................23
    5.19   Transactions with Affiliates.........................................................................23
    5.20   Suppliers............................................................................................23
    5.21   Certain Events.......................................................................................23
    5.22   Registration Rights..................................................................................24
    5.23   Disclosure...........................................................................................24
    5.24   Corporate Documents..................................................................................24
    5.25   Offering.............................................................................................24
    5.26   Investment Company...................................................................................24
    5.27   Supplemental Remuneration............................................................................24
    5.28   Governmental Consents................................................................................25

ARTICLE 6.COVENANTS OF SELLERS AND BUYER........................................................................25
    6.1    Investigation of Business; Access to Properties and Records..........................................25
    6.2    Regulatory and Other Authorizations..................................................................25
    6.3    Reasonable Efforts; Consents and Notifications.......................................................26
    6.4    Further Assurances...................................................................................26
    6.5    Conduct of Business of the Company...................................................................26
    6.6    Preservation of Business.............................................................................28
    6.7    Announcements........................................................................................28
    6.8    No Solicitation......................................................................................28
    6.9    Right to Update and Cure.............................................................................29
    6.10   Market Stand-Off Agreement...........................................................................29
    6.11   Securities Law Compliance............................................................................30
    6.12   Tax Filing Code Section 338(g) Election..............................................................30
    6.13   Covenant Not to Compete/Nonsolicitation..............................................................30

ARTICLE 7.CONDITIONS TO BUYER'S OBLIGATION TO CLOSE.............................................................31
    7.1    Representations; Warranties and Covenants of the Majority Shareholders and the Sellers...............31
    7.2    Filings; Consents; Waiting Periods...................................................................32
    7.3    No Injunction........................................................................................32
    7.4    Closing Deliveries...................................................................................32
    7.5    Absence of Litigation................................................................................32


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    7.6    No Claim Regarding Stock Ownership or Sale Proceeds..................................................32
    7.7    No Material Adverse Effect...........................................................................33

ARTICLE 8.CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE...........................................................33
    8.1    Representations, Warranties and Covenants of the Buyer...............................................33
    8.2    Filings; Consents; Waiting Periods...................................................................33
    8.3    No Injunction........................................................................................33
    8.4    Closing Deliveries...................................................................................33
    8.5    Series C Convertible Preferred Stock of the Buyer....................................................34
    8.6    Absence of Litigation................................................................................34
    8.7    No Material Adverse Effect...........................................................................34

ARTICLE 9.SURVIVAL; INDEMNIFICATION.............................................................................34
    9.1    Indemnification......................................................................................34
    9.2    Limitations on Indemnification.......................................................................37

ARTICLE 10.TERMINATION..........................................................................................38
    10.1   Termination..........................................................................................38
    10.2   Procedure and Effect of Termination..................................................................39

ARTICLE 11.MISCELLANEOUS........................................................................................39
    11.1   Counterparts.........................................................................................39
    11.2   Governing Law........................................................................................39
    11.3   No Third Party Beneficiaries.........................................................................39
    11.4   Entire Agreement.....................................................................................39
    11.5   Expenses.............................................................................................39
    11.6   Notices..............................................................................................40
    11.7   Successors and Assigns...............................................................................40
    11.8   Headings; Definitions................................................................................40
    11.9   Amendments and Waivers...............................................................................40
    11.10  Arbitration..........................................................................................41
    11.11  Attorneys' Fees......................................................................................42
    11.12  Severability of Provisions; Jeopardy.................................................................42

EXHIBITS

Exhibit A         List of Sellers
Exhibit B         Liquidity Agreement
Exhibit C         Stock Option Undertaking
Exhibit D         Employment Agreements

SCHEDULES

Majority Shareholders Disclosure Schedule
Buyer Disclosure Schedule
Seller Disclosure Schedule


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

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT dated as of May 1, 2000 is made and entered into by and among all of the Sellers listed on Exhibit A hereto (each a "Seller" and collectively the "Sellers"), and Lineo, Inc., a Delaware, USA, corporation (the "Buyer").

                  WHEREAS, the Sellers own all of the shares of Inup S.A., a "societe anonyme" (the "Company"), having its registered office at 9-11, avenue Michelet - 93400 Saint Ouen - France, incorporated at the Trade Registry of Bobigny B 421 701 384, with an issued share capital of 187,500 Euros as of the date of this Agreement, with each Seller owning that number of shares of the Company set forth opposite such Seller's name in EXHIBIT A hereto; and

                  WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, all of the shares of the Company issued and outstanding as of the date of this Agreement upon the terms and subject to the conditions set forth in this Agreement (the sale and purchase of such shares are referred to in this Agreement as the "Share Purchase");

                  NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, and subject to the terms and conditions hereinafter set forth, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

         1.1 "ACCOUNTANTS" shall have the meaning set forth in Section 2.2(b).

         1.2 "ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 3.23.

         1.3 "AFFILIATE" shall mean, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         1.4 "AGREEMENT" shall mean this Share Purchase Agreement, together with the Buyer Disclosure Schedule, the Majority Shareholders Disclosure Schedule and the Seller Disclosure Schedule, as the same may be updated or amended from time to time as provided herein.

         1.5 "ASSOCIATE" shall mean, with respect to any Person, any corporation or other business organization of which such Person is an executive officer (as such term is defined in Rule 3b-7 under the 1934 Act) or partner or is the beneficial owner, directly or indirectly, of [ten] percent or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person.

         1.6 "AUTHORITY" shall mean any United States, French, foreign, federal, provincial state or local entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

         1.7 "BUSINESS" shall mean the software development business of Inup S.A as conducted at the date hereof.

         1.8 "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Salt Lake City, Utah, USA or Paris, France.

         1.9 "BUYER" shall have the meaning set forth in the first paragraph of the Agreement.

         1.10 "BUYER INDEMNITIES" shall have the meaning set forth in Section 9.1(a).

         1.11 "BUYER RIGHTS" shall have the meaning set forth in Section 5.10.

         1.12 "BUYER DISCLOSURE SCHEDULE" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered to the Sellers by the Buyer.

         1.13 "BUYER'S FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.5.

         1.14 "CASH BALANCE" shall have the meaning set forth in Section 3.2.6.

         1.15 "CLOSING" shall have the meaning set forth in Section 2.4.

         1.16 "CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.2(b).

         1.17 "CLOSING DATE" shall mean the date and effective time at which the Closing occurs.

         1.18 "CODE" shall mean the United States of America Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

         1.19 "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.4.

         1.20 "CONTRACT" shall mean any contract, agreement, indenture, note, bond, loan agreement, letter of credit agreement, line of credit agreement, instrument, lien, conditional sales contract, mortgage, franchise, commitment, obligation or other arrangement or agreement, but shall exclude leases of real or personal property and insurance policies.

         1.21 "COMPANY" shall mean Inup S.A., a French company.

         1.22 "COMPANY SHARES" shall have the meaning set forth in Section 2.1.

         1.23 "DISCLOSURE SCHEDULE" shall mean any of the Majority Shareholders Disclosure Schedule, the Buyer Disclosure Schedule or the Seller Disclosure.


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         1.24 "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in
Sections 3.12 and 5.13 with respect to the Company and the Buyer, respectively.

         1.25 "ENCUMBRANCES" shall mean any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or other encumbrance of any kind.

         1.26 "ERISA" shall have the meaning set forth in Section 3.13.

         1.27 "FAMILY MEMBER" shall mean with respect to a particular individual, such individual's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

         1.28 "GAAP" shall mean generally accepted accounting principles (as such term is used in the applicable country's professional accounting standards) from time to time in effect.

         1.29 "INDEMNIFIED LOSSES" shall have the meaning set forth in Section 9.1(a).

         1.30 "INDEMNIFYING PARTY" shall have the meaning set forth in Section 9.1(d).

         1.31 "INDEMNITEES" shall have the meaning set forth in Section 9.1(d).

         1.32 "INTELLECTUAL PROPERTY" shall mean each and every and any and all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, procedures, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, linux embedded platforms and related documentation, technical information, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         1.33 "IRS" shall mean the U.S. Internal Revenue Service.

         1.34 "KNOWLEDGE" shall mean (i) in the case of any Seller, knowledge of such Seller, and if such Seller is an entity, knowledge of any director or any member of senior management of such entity and (ii) in the case of the Buyer, knowledge of any officer or director of the Buyer. An individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

         1.35 "LINEO SHARES" shall have the meaning set forth in Section 2.2.

         1.36 "PERMITS" shall mean all permits, licenses and other approvals, certificates of need, accreditations, participation agreements, consents, authorizations, certificates of authority and orders

         1.37 "MAJORITY SHAREHOLDERS" shall mean Hugo Delchini and Laurent Rousseau.

         1.38 "MAJORITY SHAREHOLDERS DISCLOSURE SCHEDULE" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered to the Buyer by the Majority Shareholders.


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

         1.39 "MATERIAL ADVERSE EFFECT" on a Person shall mean a material adverse effect on the business, operations, properties, assets (including intangible assets), liabilities (contingent or otherwise), financial conditi0on or results of operations of such Person and its Subsidiaries, taken as a whole.

         1.40 "PERMITTED ENCUMBRANCES" shall mean (i) Encumbrances for Taxes not yet due and payable and for property Taxes being contested in good faith, (ii) Encumbrances and imperfections of title that do not secure payment of borrowed money and the existence of which, in the aggregate, do not have a Material Adverse Effect.

         1.41 "PERSON" shall mean an individual, firm, trust, association, corporation, limited liability company, partnership, limited partnership, limited liability partnership, Authority or other entity.

         1.42 "PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

         1.43 "RELATED PARTY" shall have the meaning set forth in Section 3.12.

         1.44 "SELLER" and "SELLERS" are identified on Exhibit A hereto.

         1.45 "SELLER DISCLOSURE SCHEDULE" shall mean the disclosure schedules, dated as of the date of this Agreement, delivered to the Buyer by any Seller.

         1.46 "SELLER INDEMNITIES" shall have the meaning set forth in Section 9.1(c).

         1.47 "SHARE PURCHASE" shall have the meaning set forth in the Recitals hereto.

         1.48 "SUBSIDIARY" of a Person shall mean a corporation, partnership or other entity of which such Person (i) has the power to elect more than fifty percent (50%) of the board of directors or other governing authority either directly or indirectly or (ii) owns or controls more than fifty percent (50%) of the outstanding equity securities or equity interests either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities or equity interests is owned directly or indirectly by its parent.

         1.49 "SURVIVAL PERIOD" shall have the meaning as set forth in Section 9.2(a).

         1.50 "TAKEOVER PROPOSAL" shall mean any proposal for a merger, consolidation, acquisition of all or substantially all of the capital shares or assets of a Person or the acquisition of a substantial equity interest in such Person or a substantial portion of the consolidated assets of such Person, or any solicitation of proxies in connection with any meeting for the purpose of effecting a business combination or change in control.

         1.51 "TAX" or "TAXES" shall mean all taxes, levies, imposts, duties, excises, licenses and resignation fees, and charges of any kind or nature whatsoever including, without limitation, income tax withholding, unemployment and social security or welfare taxes, value added, sales and use taxes and property taxes, and interest, penalties and additions to tax with respect to any of the above.


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         1.52 "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment to such documents and any amendment of such documents.

         1.53 "U.S. PERSON" shall mean: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

         1.54 "UNDISCLOSED LIABILITY" of a Person shall mean an obligation, indebtedness or liability of any nature (each of which, for purposes of this definition, is assumed to be material), which is required by applicable country GAAP to be reserved against or disclosed on a balance sheet of such Person, which is not so reserved against or disclosed on such Person's balance sheet, or in the notes thereto, and which is not so reflected, reserved against or otherwise disclosed in this Agreement or a Disclosure Schedule hereto.

         1.55 "1933 ACT" shall mean the U.S. Securities Act of 1933, as amended.

         1.56 "1934 ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended.

         1.57 "1940 ACT" shall have the meaning set forth in Section 5.27.

         1.58 OTHER DEFINED TERMS. The terms defined in the first paragraph and in the whereas clauses shall have the meanings given to such terms in such paragraph and whereas clauses.

                                   ARTICLE 2.

                             SALE OF SHARES; CLOSING

         2.1 PURCHASE AND SALE. Subject to the satisfaction or waiver of the conditions to the Closing set forth in this Agreement, at the Closing the Sellers will sell, and the Buyer will purchase, common shares of the Company which constitute, and will constitute as of the Closing, all of the issued and outstanding shares of capital stock of the Company (collectively, the "Company Shares"), with the amount of Company Shares to be sold by each Seller set forth opposite such Seller's name on EXHIBIT A hereto. The parties agree that, for the sole purposes of United States GAAP, the Company Shares shall be deemed to be sold with effect as of May 1, 2000, notwithstanding that the share transfer forms with respect thereto will have been executed and the Closing will occur at a subsequent time.


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

         2.2  PURCHASE PRICE.

                  (a) In full payment of the Company Shares, the Buyer shall pay and deliver to the Sellers an aggregate purchase price consisting of 83,334 shares of the unregistered Series C Convertible Preferred Stock of the Buyer and 1,333,333 shares of the unregistered Common Stock of Buyer (together the "Lineo Shares"), and Ten Thousand Dollars in currency of the United States of America (USD $10,000) (the "Purchase Price"). The Purchase Price shall be paid to and allocated among each of the Sellers as set forth opposite each Seller's name on EXHIBIT A hereto.

                  (b) The Sellers acknowledge and agree that the Purchase Price includes full payment to them of any amounts that may otherwise be owing to or claimed by them as supplemental remuneration or otherwise with respect to all patents, patent rights and other Intellectual Property owned by the Company.

                  (c) Delivery of Company Shares. At the Closing, each Seller, severally and not jointly, shall sell, assign, transfer and deliver to the Buyer the number of the Company Shares set forth opposite such Seller's name on EXHIBIT A by delivery to the Buyer of duly executed share transfer forms relating to such Company Shares, in form and substance satisfactory to the Buyer and free and clear of all Encumbrances.

                  (d) Payment of the Purchase Price. At the Closing, the Buyer shall pay the Purchase Price by delivery to the Sellers of duly issued certificates representing the Lineo Shares and certified checks in accordance with EXHIBIT A.

         2.3 TIME AND PLACE OF CLOSING. The closing (the "Closing") of the Share Purchase will be held at the office of Salans Hertzfeld & Heilbronn, 9 rue Boissy d'Anglas, 75008 Paris, France at 4:00 p.m. on Friday, May 5, 2000 or such other time and place as shall be agreed to by the parties.

                                   ARTICLE 3.

           REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SHAREHOLDERS

         The Majority Shareholders represent and warrant to the Buyer that the statements contained in this Article 3 are true and correct, except as set forth in the Majority Shareholders Disclosure Schedule.

         3.1 ORGANIZATION AND CORPORATE POWER. The Company is a SOCIETE ANONYME duly organized and validly existing under the laws of the Republic of France, and is qualified to do business as a foreign company in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company. The Company has all required corporate power and authority to carry on its business as presently conducted. The Company is not in violation of any term of the Bylaws of the Company, as amended to date (i.e., its statuts, hereafter referred to as its "Bylaws".) The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein does not violate the Company's By-laws or any material agreement by which it is bound.

         3.2 CAPITALIZATION; SHARE OWNERSHIP. The authorized and outstanding capital shares, options and warrants of the Company are listed in Section 3.2 of the Majority

Shareholders Disclosure Schedule. Other than as set forth in Section 3.2 of the Majority Shareholders Disclosure Schedule, the Company has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such shares or any warrants, options or other rights to acquire any such convertible securities. All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein and except for the Shareholders Agreement dated November 3, 1999 among the Sellers which the Sellers agree shall terminate upon the Closing, not subject to any preemptive rights to purchase or otherwise acquire shares of capital stock of the Company, are free of restrictions on transfer.

         3.3 SUBSIDIARIES; INVESTMENTS. The Company does not currently own any capital stock or interest or participate in any corporation, joint venture, partnership, trust, limited liability corporation or other entity.

         3.4 FINANCIAL STATEMENTS. The Company has previously furnished to the Buyer copies of its draft audited financial statements (balance sheet, statement of operations, statement of cash flows and statement of stockholders equity, including notes thereto) for the fiscal year at and ended December 31, 1999 (the "Company Financial Statements"), a copy of which is included in Section 3.4 of the Majority Shareholders Disclosure Schedule. Such financial statements were prepared in conformity with French GAAP applied on a consistent basis; are complete, correct and consistent in all material respects with the books and records of the Company; and fairly and accurately present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with French GAAP.

         3.5 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have and is not subject to any material Undisclosed Liability.

         3.6 ABSENCE OF CHANGES. Since December 31, 1999 there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, or business of the Company, (b) any material asset or property of the Company made subject to a lien of any kind, (c) any waiver of any material right of the Company, or the cancellation of any material debt or claim held by the Company, (d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition by the Company of, any shares of the capital stock of the Company, or any agreement or commitment therefore, (e) any mortgage, pledge or hypothecation of any tangible or intangible asset of the Company, except in the ordinary course of business, (f) any sale or assignment of any tangible asset of the Company having a book value in excess of 5,000 Euros, except in the ordinary course of business, or of any Intellectual Property Rights (as hereafter defined) or other intangible assets, (g) any loan by the Company to, or any loan to the Company from, any officer, director, employee or stockholder of the Company, or any agreement or commitment therefore (other than travel and other advances in the ordinary course of business), (h) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Company, (i) any repayment of any loan owed by the Company (including, without limitation, any loan owed to any stockholder of the Company), (j) any single capital expenditure in excess of 20,000 Euros or any capital expenditures aggregating more than 50,000 Euros, (k) any material change in the accounting methods or practices followed by the

Company, (l) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company, (m) any material change to or termination of a material contract or agreement by which the Company or any of its assets is bound or subject, (n) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company,
(o) to the Majority Shareholders knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company, (p) any resignation or termination of employment of any officer or key employee of the Company, or (q) any arrangement or commitment by the Company to do any of the things described in this Section 3.6.

         3.7  TITLE; CONDITION OF PROPERTY.

                  (a) Except as set forth in Section 3.7 of the Majority Shareholders Disclosure Schedule, the Company has good title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind.

                  (b) Without material exception, all assets used in the Company's business are in good operating condition and repair and suitable for use in the operation of such business, and none of such assets that (singly or when aggregated with other assets) is material to the business of the Company is obsolete.

         3.8  CERTAIN CONTRACTS AND ARRANGEMENTS.

         (a) Except as set forth in Section 3.8 of the Majority Shareholders Disclosure Schedule (with true and correct copies delivered to the Buyer), the Company is not a party or subject to or bound by:

                  (i) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

                  (ii) any contract, lease or agreement creating any obligation of the Company (contingent or otherwise) to pay to any third party 25,000 Euros or more per year with respect to any single such contract or agreement;

                  (iii) any contract or agreement for the sale, license, lease or disposition of products or services in excess of 25,000 Euros per year;

                  (iv) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

                  (v)    any license agreement (as licensor or licensee);

                  (vi) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of 25,000 Euros per year;

                  (vii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of 25,000 Euros or any pledge or security arrangement;

                  (viii) any material joint venture, partnership, or manufacturing agreement;

                  (ix) any endorsement or any other advertising, promotional or marketing agreement;

                  (x) any employment contracts, or agreements with officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons;

                  (xi) any pension, profit sharing, stock option, phantom stock or other equity incentive plans;

                  (xii) any arrangement relating to any royalty payments to employees, customers or independent contractors based on the sales volume of the Company;

                  (xiii) any acquisition, merger or similar agreement; or

                  (xiv) any contract with a governmental body under which the Company may have an obligation for renegotiation..

                  (b) Except as set forth in Section 3.8 of the Majority Shareholders Disclosure Schedule, (i) each of the Company's contracts and commitments is in full force and effect and is valid, binding and enforceable in accordance with its terms as to the Company and, to the knowledge of the Majority Shareholders, as to each other party thereto; (ii) there exists no material breach or material default (or event that with notice or lapse of time would constitute a material breach or material default) on the part of the Company or, to the knowledge of the Majority Shareholders, on the part of any other party under any of the Company's contracts or commitments, except to the extent that any such breach or default would not have a Material Adverse Effect on the Company; (iii) to the knowledge of the Majority Shareholders, the Company has not received a written notice of termination or default under any of the Company's contracts or commitments; and (iv) to the knowledge of the Majority Shareholders, as of the date of this Agreement, no party to an agreement under which the Company acquired a substantial portion of its assets has asserted any claim for indemnification under such agreement.

                  (c) Except as set forth in Section 3.8 of the Majority Shareholders Disclosure Schedule, the Company has not engaged in the past three
(3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

         3.9 INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS. Except as set forth in Section 3.9 of the Majority Shareholders Disclosure Schedule:

                  (a) The Company has the right to use, sell, and license the Intellectual Property material to the conduct of its business as presently conducted and listed in Section 3.9 of the Majority Shareholders Disclosure Schedule, including without limitation all rights to the Company name "Inup" (the "Company Rights"), free and clear of the rights of all others.

                  (b) To the knowledge of the Majority Shareholders, the business of the Company as presently conducted, the products as marketed or sold and the provision of services by the Company do not violate and will not violate any agreements that the Company has with any third party or infringe any patent, trademark, service mark, copyright or trade secret or any other Intellectual Property of any third party.

                  (c) To the knowledge of the Majority Shareholders, no claim is pending or threatened against the Company nor has the Company received any notice or claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property of such person, and the Majority Shareholders are not aware of any infringement by any other person of any of the Company Rights.

                  (d) Each current and former employee of the Company, and each of the Company's consultants and independent contractors involved in development of any of the Company Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, as described in Section 3.9 of the Majority Shareholders Disclosure Schedule, and to the knowledge of the Majority Shareholders, none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. The Company has taken all reasonable steps to protect all data, information, ideas, concepts, know-how and materials that the Company treats as trade secrets, and all other confidential information and Intellectual Property of the Company, which are not part of the public domain or knowledge, nor, to the knowledge of the Majority Shareholders, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company.

                  (e) No royalties or other amounts are payable by the Company to persons by reason of the ownership or use of the Intellectual Property of the Company.

                  (f) No third party has claimed to the Company or, to the best of the Majority Shareholders knowledge, has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition, non-disclosure, non-solicitation or inventions agreement with such third party,
(b) disclosed or may be disclosing or utilized or may be utilizing any Intellectual Property, trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         3.10 LITIGATION. There is no litigation or governmental proceeding or investigation pending or threatened against the Company or affecting any of its properties or assets or against any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect on the Company, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor to the Majority Shareholder's knowledge, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. The Company is not a party or to the Majority Shareholder's knowledge, is subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.11 TAX MATTERS. As of the date hereof (i) the Company has filed on a timely basis all returns and reports in respect of Taxes for which the Company may be liable; (ii) all Taxes required to be paid by the Company that were due and payable prior to the date hereof have been paid; (iii) there are no pending audits or investigations or pending or, to the best knowledge of the Majority Shareholders, threatened claims relating to Taxes for which the Company may become liable; and (iv) no deficiencies for any Taxes have been assessed against the Company which remain unpaid.

         3.12 EMPLOYEE BENEFITS. Except as set forth on Section 3.12 of the Majority Shareholders Disclosure Schedule, as of the date hereof there are no plans, policies or arrangements, whether written or oral, providing for insurance coverage, disability benefits, vacation benefits, severance benefits, retirement benefits, deferred compensation, profit sharing, bonus or other incentives, stock options or other forms of other employee or post-retirement benefits ("Employee Benefit Plans") covering directors or employees or former directors or employees of the Companies which provide for any individual or collective terms and conditions of employment that are more favorable than the applicable CONVENTION COLLECTIVE or the applicable requirements of law in any material respect. The terms and operation of each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plan. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan other than pursuant to applicable law and the applicable collective bargaining agreement.

         3.13 LABOR LAWS. The Company employs approximately seven (7) employees and generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the knowledge of the Majority Shareholders, threatened against or involving the Company. There are no other material controversies pending or, to the knowledge of the Majority Shareholders, threatened, between the Company and any of its respective employees.

         3.14 EMPLOYEES. Section 3.14 of the Majority Shareholders Disclosure Schedule contains a list of all managers, employees and consultants of the Company who, individually, have received compensation from the Company for the fiscal year of the Company ended December 31, 1999 in excess of 100,000 Euros. In each case, Section 3.14 of the Majority Shareholders Disclosure Schedule includes the current job title, years of service with the

Company and aggregate annual compensation and benefits of each such individual. To the knowledge of the Majority Shareholders, no key employee of the Company has any plan or intention to terminate his or her employment with the Company. The Company has complied in all material respects with the immigration laws of France with respect to the hiring, employment and engagement of all of its employees and consultants who are not French citizens, and, to the knowledge of the Majority Shareholders, except as set forth in Section 3.14 of the Majority Shareholders Disclosure Schedule, the immigration or residency status of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Company. The Company is not a party to or bound by any currently effective employment contract other than those relating to employees listed in Section 3.14 of the Majority Shareholders Disclosure Schedule.

         3.15 HAZARDOUS WASTE, ETC. No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company, and, to the Majority Shareholders' knowledge, no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company.

         3.16 BUSINESS; COMPLIANCE WITH LAWS. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently or contemplated to be conducted and is not in default in any material respect under any of such franchises, permits, licenses and other similar rights and privileges. The Company is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws and regulations applicable to it.

         3.17 INVESTMENT BANKING; BROKERAGE. Except as set forth in Section 3.17 of the Majority Shareholders Disclosure Schedule, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transaction contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or any of the Majority Shareholders.

         3.18 INSURANCE. The Company has the insurance policies listed in
Section 3.18 of the Majority Shareholders Disclosure Schedule, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. To the Majority Shareholders' knowledge, there is no default or event which could give rise to a default under any such policy.

         3.19 TRANSACTIONS WITH AFFILIATES. There are no loans, leases, contracts or other transactions (directly or indirectly) between the Company and any Affiliate of the Company any Family Member or Associate of any such Affiliate, and there have been no such transactions within the past twelve (12) months except as set forth in Section 3.19 of the Majority Shareholders Disclosure Schedule. To the best of the Majority Shareholders' knowledge, except as set forth in Section 3.19 of the Majority Shareholders Disclosure Schedule, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their families may own stock in publicly traded companies that may compete with the Company.

         3.20 SUPPLIERS. Section 3.20 of the Majority Shareholders Disclosure Schedule sets forth each supplier of the Company who supplied more than five percent (5%) of the Company's supplies or materials for the fiscal year ended December 31, 1999 and each supplier who the Company believes may supply for more than five percent (5%) of the Company's supplies or materials for the fiscal year ended December 31, 2000 (each a "Supplier" and collectively the "Suppliers"). To the Majority Shareholders' knowledge, the relationships of the Company with its Suppliers are good commercial working relationships. No Supplier of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last 12 months decreased materially its services, supplies or materials to the Company. No Supplier has, to the Majority Shareholders' knowledge, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company.

         3.21 CERTAIN EVENTS.

                  (a) During the past ten (10) years, neither the Company nor to the Majority Shareholders' knowledge, any of the members of senior management or directors of the Company has had a petition under the French insolvency law of January 25, 1985, filed by or against any of them which has not as of the date of this Agreement been dismissed.

                  (b) During the past ten (10) years, neither the Company nor to the Majority Shareholders' knowledge, any of the members of senior management or directors of the Company has been convicted in a criminal proceeding or is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

                  (c) During the past ten (10) years, neither the Company nor to the Majority Shareholders' knowledge, any of the members of senior management or directors of the Company has been, or is, the subject of any order, judgment or decree, whether or not subsequently reversed, suspended or vacated, of any court or any administrative agency, requiring the payment of money damages in excess of 100,000 Euros or permanently or temporarily enjoining any of them from, or otherwise limiting any of their abilities to engage in, any type of business practice.

         3.22 REGISTRATION RIGHTS. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         3.23 DISCLOSURE. The representations and warranties made or contained in this Section, the exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Company delivered to the Buyer in connection with or pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions or information which has come to the attention of the management of the Company having a direct impact on the Company or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such management, could be expected to have a Material Adverse Effect on the Company.

         3.24 CORPORATE DOCUMENTS. The Bylaws of the Company have been made available to the Buyer. The minute books of the Company containing minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation have been made available to the Buyer and reflect accurately in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes. The stock transfer ledgers and other similar records of the Company as made available to the Buyer prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.

         3.25 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

         3.26 CASH BALANCES. The Company has cash on deposit in the form of SICAV DE TRESORIE with the BNP as of the date hereof in an amount of not less than FRF 3,082,250 (the "Cash Balance").

                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller, severally and not jointly, represents and warrants to the Buyer that the statements contained in Sections 4.1 to 4.8 of this Agreement are true and correct, except as set forth in the Seller Disclosure Schedule.

         4.1 CAPACITY; EXECUTION; VALIDITY; BINDING EFFECT. Such Seller has the full power and capacity necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such Seller and, assuming due execution and delivery by the other parties, constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally.

         4.2 SHARE OWNERSHIP. Except as set forth on Section 4.2 of the Seller Disclosure Schedule, there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether preemptive or contractual) to which such Seller is a party requiring, and there are no convertible securities of the Company owned or held by such Seller which upon conversion would require, directly or indirectly, the issuance of any additional capital shares of the Company or other securities convertible into or exercisable or exchangeable for capital shares of the Company or any other equity security of the Company, and there are no obligations (contingent or otherwise) of such Seller to purchase or otherwise acquire any outstanding capital shares of the Company. The Company Shares to be sold by such Seller pursuant to this Agreement will be delivered to the Buyer free and clear of all Encumbrances (except Encumbrances arising out of, under or in connection with this Agreement), and such delivery will not be in violation of any preemptive rights. Such Seller is the sole beneficial owner of the Company Shares listed beside such Seller's name on Exhibit A, and has the full legal right and power to sell, convey, transfer, and assign such Company Shares to the Buyer pursuant to this Agreement. Except for the Shareholders Agreement dated November 3, 1999 among the Sellers which the Sellers agree shall be deemed to terminate upon Closing, such Seller is not a party to any shareholder agreement, voting agreement, voting trust, proxy or other agreement with respect to the voting or transfer of the Company Shares.

         4.3 NO OTHER RIGHTS. No Person (other than the Buyer as provided in this Agreement) has any agreement or option or any right or privilege (whether preemptive or contractual) capable of becoming an agreement or option for the purchase from such Seller of any of the Company Shares being transferred by such Seller to the Buyer pursuant to this Agreement.

         4.4 NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement, the compliance with and performance of the terms and provisions of this Agreement, and the consummation of the transactions contemplated herein by such Seller will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a violation or breach of default (or an event which, with notice, lapse of time, or both, would constitute a default) under, (iii) result in any violation of, (iv) require the obtaining of any consent or approval of, the taking of any action of, the making of any filing with, or the giving of any notice to, any Person (except such consents, approvals, actions, filings and notices that will have been obtained, taken, made, given, or effectively waived prior to the Closing, a true, accurate and complete list of which is set forth in Section 4.4 of the Seller Disclosure Schedule) as a result of or under the terms of, (v) result in or give to any Persons any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, or (vi) result in the creation or imposition of any Encumbrance upon such Seller under: (A) any provision of any Contract relating to the Shares to which such Seller is a party or by which it or any of the Shares are bound, or (B) any order, decree, license, permit, statute, law, rule or regulation to which such Seller is subject.

         4.5 CONSENTS, APPROVALS, LICENSES, ETC. Except for any consent, approval, authorization, license, order or Permit that is also required to be obtained by the Company, the Buyer or any other Seller, no consent, approval, authorization, license, order or Permit of, or declaration, filing or registration with, or notification to, any Authority is required to be made or obtained by such Seller in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

         4.6 LITIGATION. There is no action, suit, proceeding or investigation in progress or pending to the Knowledge of such Seller which affects this Agreement or the Company Shares or any action taken or to be taken or documents executed or to be executed by such Seller pursuant to or in connection with the provisions of this Agreement, or that would otherwise prevent the consummation of the transactions by such Seller contemplated by this Agreement. There is no present state of facts or circumstances of which such Seller has Knowledge which might reasonably be expected to result in any such action, suit, proceeding or investigation.

         4.7 NO BROKERS. Except as set forth in Section 3.17, no broker, agent, finder, consultant or other Person has been retained by, or has acted on behalf of such Seller (other than legal and accounting advisors) or is entitled to be paid based upon any agreements or understandings made by such parties in connection with the transactions contemplated by this Agreement, and except as set forth in Section 3.17, neither the Buyer nor the Company shall have any liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration payable by reason of any action of such Seller.

         4.8 NO U.S. PERSONS. Except as set forth in Section 4.8 of the Seller Disclosure, such Seller is not a U.S. Person.

                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer represents and warrants to the Sellers that the Statements contained in this Article 5 are true and correct, except as set forth in the Buyer Disclosure Schedule:


         5.1 ORGANIZATION AND CORPORATE POWER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, USA, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Buyer. The Buyer has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and all other agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance (or reservation for issuance), sale, delivery and conversion of Lineo Shares. The Buyer is not in violation of any term of the Certificate of Incorporation and Bylaws of the Buyer, as amended to date (the "Certificate of Incorporation" and the "Bylaws," respectively.)

         5.2 AUTHORIZATION AND NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Buyer as contemplated hereby and the issuance and delivery of the Lineo Shares have been duly authorized by all necessary corporate and other action of the Buyer. This Agreement and each such other agreement, document and instrument constitute valid and binding obligations of the Buyer, enforceable in accordance with their respective terms. The execution and delivery by the Buyer of this Agreement and each other agreement, document and instrument to be executed and delivered by the Buyer pursuant hereto or as contemplated hereby and the performance by the Buyer of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Lineo Shares do not and will not (whether after the giving of notice, lapse of time or both): (a) violate, conflict with or result in a default under any instrument, judgment, order, writ, decree, contract, statute, rule, regulation or obligation to which the Buyer is subject to or by which it or its assets are bound, or any provision of the Certificate of Incorporation or Bylaws of the Buyer, and a violation of which would have a material adverse effect on the business, condition, financial or otherwise, or operations of the Buyer, or (b) result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Buyer or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Buyer, its business or operations or any of its assets or properties.

         5.3 CAPITALIZATION. The authorized capital stock of the Buyer consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 20,148,724 shares are issued and outstanding, and 30,000,000 shares of Preferred Stock, par value $.001 per share, of which (a) 7,500,000 shares are designated as Series A Preferred Stock, of which (i) 5,000,000 shares are designated as Series A Class 1 Preferred Stock, all of which are issued and outstanding, and
(ii) 2,500,000 shares are designated as Series A Class 2 Preferred Stock, all of which are issued and outstanding, (b) 4,850,000 shares are designated as Series B Preferred Stock, of which 4,833,331 shares are issued and outstanding, and (c) 3,000,000 shares are designated as Series C Preferred Stock. In addition, the Buyer has authorized and reserved for issuance upon conversion of the Series A Preferred Stock up to 7,500,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), has authorized and reserved for issuance upon conversion of the Series B Preferred Stock up to 4,850,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), has authorized and reserved for issuance upon conversion of the Series C Preferred Stock up to 3,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like) and has reserved for issuance upon exercise of options under the Buyer's stock option plan (the "Plan") 5,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like). Other than as described above, the Buyer has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such shares or any warrants, options or other rights to acquire any such convertible securities. All of the outstanding shares of capital stock of the Buyer are duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein, not subject to any preemptive rights to purchase or otherwise acquire shares of capital stock of the Buyer, are free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. When issued in accordance with Article 2, the Lineo Shares will be duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein, not subject to any preemptive rights to purchase or otherwise acquire shares of capital stock of the Buyer, will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws.

         5.4 SUBSIDIARIES; INVESTMENTS. Except as set forth in Section 5.4 of the Buyer Disclosure Schedule and other than 1,250,000 shares of Common Stock of Caldera Systems, Inc., a representative office located in Taiwan and a wholly owned subsidiary located in the United Kingdom, the Buyer does not currently own any capital stock or interest or participate in any corporation, joint venture, partnership, trust, limited liability Buyer or other entity.

         5.5 FINANCIAL STATEMENTS. The Buyer has previously furnished to the Sellers copies of its draft audited financial statements (balance sheet, statement of operations, statement of cash flows and statement of stockholders equity, including notes thereto) for the fiscal year at and ended October 31, 1999 (the "Buyer Financial Statements"). Such financial statements were prepared in conformity with U.S. GAAP applied on a consistent basis; are complete, correct and consistent in all material respects with the books and records of the Buyer; and fairly and accurately present the financial position of the Buyer as of the dates thereof and the results of operations and cash flows of the Buyer for the periods shown therein. The Buyer maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. The Buyer does not have and is not subject to any material undisclosed liability.

         5.7 ABSENCE OF CHANGES. Except as set forth in Section 5.7 of the Buyer Disclosure Schedule, since October 31, 1999 there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, or business of the Buyer, (b) any material asset or property of the Buyer made subject to a lien of any kind, (c) any waiver of any material right of the Buyer, or the cancellation of any material debt or claim held by the Buyer, (d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Buyer, or any agreement or commitment therefore, (e) any mortgage, pledge or hypothecation of any tangible or intangible asset of the Buyer, except in the ordinary course of business, (f) any sale or assignment of any tangible asset of the Buyer having a book value in excess of USD $5,000, except in the ordinary course of business, or of any Intellectual Property Rights (as hereafter defined) or other intangible assets, (g) any loan by the Buyer to, or any loan to the Buyer from, any officer, director, employee or stockholder of the Buyer, or any agreement or commitment therefore (other than travel and other advances in the ordinary course of business), (h) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Buyer, (i) any repayment of any loan owed by the Buyer (including, without limitation, any loan owed to any stockholder of the Buyer), (j) any single capital expenditure in excess of USD $50,000 or any capital expenditures aggregating more than USD $250,000, (k) any material change in the accounting methods or practices followed by the Buyer, (l) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Buyer, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Buyer, (m) any material change to a material contract or agreement by which the Buyer or any of its assets is bound or subject, (n) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Buyer, (o) to the Buyer's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Buyer , (p) any resignation or termination of employment of any officer or key employee of the Buyer, or (q) any arrangement or commitment by the Buyer to do any of the things described in this Section 5.7.

         5.8  TITLE; CONDITION OF PROPERTY.

                  (a) Except as set forth in Section 5.8 of the Buyer Disclosure Schedule, the Buyer has good title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind.

                  (b) Without material exception, all assets used in the Buyer business are in good operating condition and repair and suitable for use in the operation of such business, and none of such assets that (singly or when aggregated with other assets) is material to the business of the Buyer is obsolete.

         5.9  CERTAIN CONTRACTS AND ARRANGEMENTS.

                  (a) Except as set forth in Section 5.9 of the Buyer Disclosure Schedule (with true and correct copies delivered to the Seller), the Buyer is not a party or subject to or bound by:

                  (i) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

                  (ii) any contract, lease or agreement creating any obligation of the Buyer (contingent or otherwise) to pay to any third party USD $100,000 or more with respect to any single such contract or agreement;

                  (iii) any contract or agreement for the sale, license, lease or disposition of products or services in excess of USD $100,000;

                  (iv) any contract containing covenants directly or explicitly limiting the freedom of the Buyer to compete in any line of business or with any person or entity;

                  (v) any license agreement (as licensor or licensee);

                  (vi) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of USD $100,000;

                  (vii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of USD $100,000 or any pledge or security arrangement;

                  (viii) any material joint venture, partnership, or manufacturing agreement;

                  (ix) any endorsement or any other advertising, promotional or marketing agreement;

                  (x) any employment contracts, or agreements with officers, directors, employees or stockholders of the Buyer or persons or organizations related to or affiliated with any such persons;

                  (xi) any pension, profit sharing, retirement (other than the Buyer's 401(k) plan), stock option, phantom stock or other equity incentive plans;

                  (xii) any arrangement relating to any royalty payments to employees, customers or independent contractors based on the sales volume of the Buyer;

                  (xiii) any acquisition, merger or similar agreement; or

                  (xiv) any contract with a governmental body under which the Buyer may have an obligation for renegotiation.

                  (b) Except as set forth in Section 5.9 of the Buyer Disclosure Schedule, (i) each of the Buyer's contracts and commitments is in full force and effect and is valid, binding and enforceable in accordance with its terms as to the Buyer and, to the knowledge of the Buyer, as to each other party thereto;
(ii) there exists no material breach or material default

(or event that with notice or lapse of time would constitute a material breach or material default) on the part of the Buyer or, to the knowledge of the Buyer, on the part of any other party under any of the Buyer's contracts or commitments, except to the extent that any such breach or default would not have a Material Adverse Effect on the Buyer; (iii) the Buyer has not received a written notice of termination or default under any of the Buyer's contracts or commitments; and (iv) as of the date of this Agreement, no party to an agreement under which the Buyer acquired a substantial portion of its assets has asserted any claim for indemnification under such agreement.

                  (c) The Buyer has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Buyer with or into any such corporation or corporation, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Buyer or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Buyer would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Buyer.

         5.10 INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS. Except as set forth in Section 5.10 of the Buyer Disclosure Schedule:

                  (a) The Buyer has the right to use, sell, and license the Intellectual Property material to the conduct of its business as presently conducted, including without limitation all rights to the Buyer name "Lineo" and to the trademarks and the product name "Embedix" (the "Buyer Rights"), free and clear of the rights of all others.

                  (b) The business of the Buyer as presently conducted, the products as marketed or sold and the provision of services by the Buyer do not violate and will not violate any agreements that the Buyer has with any third party or infringe any patent, trademark, service mark, copyright or trade secret or any other Intellectual Property of any third party.

                  (c) No claim is pending or threatened against the Buyer nor has the Buyer received any notice or claim from any person asserting that any of the Buyer's present or contemplated activities infringe or may infringe any Intellectual Property of such person, and the Buyer is not aware of any infringement by any other person of any of the Buyer Rights.

                  (d) Each current and former employee of the Buyer, and each of the Buyer's consultants and independent contractors involved in development of any of the Buyer Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Buyer, and none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. The Buyer has taken all reasonable steps to protect all data, information, ideas, concepts, know-how and materials that the Buyer treats as trade secrets, and all other confidential information and Intellectual Property of the Buyer, which are not part of the public domain or knowledge, nor, to the best knowledge of the Buyer, have they been used, divulged or appropriated for the benefit of any person other than the Buyer or otherwise to the detriment of the Buyer.

                  (e) No royalties or other amounts are payable by the Buyer to persons by reason of the ownership or use of the Intellectual Property of the Buyer.

                  (f) No third party has claimed or, to the best of the Buyer's knowledge, has reason to claim that any person employed by or affiliated with the Buyer has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition, non-disclosure, non-solicitation or inventions agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any Intellectual Property, trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         5.11 LITIGATION. There is no litigation or governmental proceeding or investigation pending or threatened against the Buyer or affecting any of its properties or assets or against any officer, director or key employee of the Buyer in his or her capacity as an officer, director or employee of the Buyer, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect on the Buyer, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. Neither the Buyer nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Buyer or any of its subsidiaries currently pending or which the Buyer or any of its subsidiaries intends to initiate.

         5.12 TAX MATTERS. The Buyer has filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it where the failure to file such returns would have a Material Adverse Effect on the Buyer, and has paid all taxes owing by it, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 5.5 above or which will not have a Material Adverse Effect on the Buyer. The filed tax returns and reports are true and correct in all material respects. All taxes and other assessments and levies which the Buyer is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not have a Material Adverse Effect on the Buyer. With regard to the federal income tax returns of the Buyer, the Buyer has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxing owed by the Buyer for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Buyer, threatening to assert against the Buyer any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         5.13 EMPLOYEE BENEFIT PLANS. The Buyer does not maintain or contribute to any to any employee benefit plan, stock option, bonus or incentive plan, pension plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified and described in Section 5.13 of the Buyer Disclosure Schedule. The terms and operation of each Employee

Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plan. There are no unfunded obligations of the Buyer under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Buyer is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement, and all Employee Benefit Plans are terminable at the discretion of the Buyer without material liability to the Buyer upon or following such termination. The Buyer has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other welfare benefits (within the meaning of Section 3(3) of ERISA) to terminated employees, except for benefits mandated by applicable law, including, but not limited to,
Section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of Subtitle B of Title I of ERISA.

         5.14 LABOR LAWS. The Buyer employs approximately 105 employees and generally enjoys good employer-employee relationships. The Buyer is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Buyer is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the knowledge of the Buyer, threatened against or involving the Buyer.

         5.15 EMPLOYEES. Section 5.15 of the Buyer Disclosure Schedule contains a list of all managers, employees and consultants of the Buyer who, individually, have received compensation from the Buyer for the fiscal year of the Buyer ended October 31, 1999, in excess of $100,000. In each case, Section
5.15 of the Buyer Disclosure Schedule includes the current job title, years of service with the Buyer and aggregate annual compensation and benefits of each such individual. To the knowledge of the Buyer, no key employee of the Buyer has any plan or intention to terminate his or her employment with the Buyer. The Buyer has complied in all material respects with the immigration laws of the United States with respect to the hiring, employment and engagement of all of its employees and consultants who are not United States citizens, and, to the knowledge of the Buyer, the immigration or residency status of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Buyer. The employment of each officer and employee of the Buyer is terminable at the will of the Buyer. The Buyer is not a party to or bound by any currently effective employment contract.

         5.16 HAZARDOUS WASTE, ETC. No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Buyer, and no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Buyer.

         5.17 BUSINESS; COMPLIANCE WITH LAWS. The Buyer has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently or contemplated to be conducted and is not in default in any material respect under any of such franchises, permits, licenses and other similar rights and privileges. The Buyer is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws and regulations.

         5.18 INVESTMENT BANKING; BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transaction contemplated by this Agreement payable by the Buyer or based on any arrangement or agreement made by or on behalf of the Buyer or any of the stockholders.

         5.19 INSURANCE. The Buyer has fire, casualty, product liability, workers' compensation and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Buyer may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Buyer. There is no default or event which could give rise to a default under any such policy.

         5.20 TRANSACTIONS WITH AFFILIATES. There are no loans, leases, contracts or other transactions (directly or indirectly) between the Buyer and any Affiliate of the Buyer or any Family Member or Associate of any such Affiliate, and there have been no such transactions within the past twelve (12) months except as set forth in Section 5.20 of the Buyer Disclosure Schedule. To the best of the Buyer's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Buyer is affiliated or with which the Buyer has a business relationship, or any firm or corporation that competes with the Buyer, except that employees, officers or directors of the Buyer and members of their families may own stock in publicly traded companies that may compete with the Buyer.

         5.21 SUPPLIERS. Section 5.21 of the Buyer Disclosure Schedule sets forth each supplier of the Buyer who supplied more than five percent (5%) of the Buyer's supplies or materials for the fiscal year ended October 31, 1999 and each supplier who the Buyer believes may supply for more than five percent (5%) of the Buyer's supplies or materials for the fiscal year ended October 31, 2000 (each a "Supplier" and collectively the "Suppliers"). The relationships of the Buyer with its Suppliers are good commercial working relationships. No Supplier of the Buyer has canceled or otherwise terminated its relationship with the Buyer, or has during the last 12 months decreased materially its services, supplies or materials to the Buyer. No Supplier has, to the knowledge of the Buyer, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Buyer or to decrease materially or limit its services, supplies or materials to the Buyer.

         5.22 CERTAIN EVENTS.

                  (a) During the past ten (10) years, neither the Buyer nor any of the officers or directors of the Buyer has had a petition under the Bankruptcy Reform Act of 1978, as amended, or any state insolvency law, filed by or against any of them which has not as of the date of this Agreement been dismissed.

                  (b) During the past ten (10) years, neither the Buyer nor the officers or directors of the Buyer has been convicted in a criminal proceeding or is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

                  (c) During the past ten (10) years, neither the Buyer nor the officers or directors of the Buyer has been, or is, the subject of any order, judgment or decree, whether or not subsequently reversed, suspended or vacated, of any court or any administrative agency, requiring the payment of money damages in excess of USD $100,000 or permanently or temporarily enjoining any of them from, or otherwise limiting any of their abilities to engage in, any type of business practice.

         5.23 REGISTRATION RIGHTS. Except as disclosed in Section 5.23 of the Buyer Disclosure Schedule, the Buyer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         5.24 DISCLOSURE. The representations and warranties made or contained in this Agreement, the exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Buyer delivered to the Sellers in connection with or pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions or information which has come to the attention of the management of the Buyer having a direct impact on the Buyer or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such management, could be expected to have a Material Adverse Effect on the Buyer.

         5.25 CORPORATE DOCUMENTS. The Certificate of Incorporation and Bylaws of the Buyer have been made available to the Sellers. The minute books of the Buyer containing minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation have been made available to the Sellers and reflect accurately in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes. The stock transfer ledgers and other similar records of the Buyer as made available to the Sellers prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Buyer.

         5.26 OFFERING. Subject in part to the truth and accuracy of the Sellers representations and warranties set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Buyer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         5.27 INVESTMENT COMPANY. The Buyer is not and shall not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). In the event the Buyer breaches the foregoing, the Buyer shall forthwith notify the Sellers and shall take immediate corrective action to remedy such breach.

         5.28 SUPPLEMENTAL REMUNERATION. The Buyer has not and shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise to any investor or other stockholder of the Buyer as consideration for or as an inducement to entering into by any investor or other stockholder of the Buyer of any waiver or amendment of any of the terms and provisions of the agreements or the Certificate of Incorporation which affects any such party's rights as an investor or stockholder, unless such remuneration is concurrently paid, on the same terms, ratably to all investors or stockholders whether or not such investors or stockholders grant such waiver or agree to such amendment.

         5.29 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Buyer is required in connection with the consummation of the transactions contemplated by this Agreement other than as may be required to secure an exemption from qualification of the offer and sale of the Lineo Shares under the Securities Act and applicable state securities laws.

                                   ARTICLE 6.

                         COVENANTS OF SELLERS AND BUYER

         6.1 INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS. Prior to the Closing or termination of this Agreement, the Sellers shall cause the Company to give to the Buyer and its legal counsel, accountants, lenders and other representatives reasonable access during normal business hours to all of the Company's and the Subsidiaries' properties (including books, contracts, commitments and records) for inspection (including financial, legal and environmental), and shall permit them to consult with each Seller and with management employees of the Company and the Subsidiaries to allow the Buyer full opportunity to make such investigations as are necessary to review the affairs of the Company and the Subsidiaries. If, prior to Closing, the Buyer discovers any breach by any Seller or the Company of any representation or warranty contained in this Agreement or any circumstances or condition that would constitute such a breach, the Buyer will notify the Sellers promptly of such facts known to the Buyer and the nature of the breach.

         6.2  REGULATORY AND OTHER AUTHORIZATIONS.

                  (a) Subject to the limitations set forth in this Section 6.2, each of the Sellers and the Buyer shall take all reasonable actions to obtain all Permits of all Authorities that may be or become necessary for the execution and delivery of this Agreement and the performance of their respective obligations pursuant to this Agreement (which actions shall include, without limitation, furnishing all information and obtaining all approvals required) and will cooperate fully with one another in promptly seeking to obtain all such Permits. Each party to this Agreement agrees to provide information requested by any Authority or the other party in connection with obtaining such Permits, and agrees not to take any action that will have the effect of delaying, impairing or impeding the receipt of any required Permits.

                  (b) Notwithstanding anything in Section 6.2(a) to the contrary, the Sellers shall cause the Company to coordinate on behalf of all parties the obtaining of all such Permits. The Buyer and the Sellers in association with the Company, to the extent permitted by applicable law and subject to the Company's best corporate interest, shall by mutual agreement determine the substance of all communications and filings made by the parties with any Authority regarding the transactions contemplated by this Agreement, including without limitation:

                  (i) the extent to which it may be necessary to resolve or settle any concerns on the part of any Authority regarding the legality under any law of the transactions contemplated by this Agreement by entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, agreeing to any restrictions on the conduct of business after Closing by the Buyer or the Company or any Subsidiary, or selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise), particular assets or categories of assets or businesses of the Buyer, including, after the Closing, the Company or any Subsidiary;

                  (ii) contesting the entry in a judicial or administrative proceeding brought under any local law by any Authority or any other Person of any permanent or preliminary injunction or other order that would make consummation of the transactions contemplated by this Agreement unlawful or would prevent or delay the transactions, including, without limitation, taking the steps contemplated by Section 6.2(b)(i);

                  (iii)if such an injunction or order has been issued in such a proceeding, taking any and all steps, including, without limitation, appeal thereof, the posting of a bond or the steps contemplated by Section 6.2(b)(i), necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the transaction on the schedule contemplated by this Agreement;

                  (iv) responding to and complying with any request or subpoena for additional information by any Authority; and

                  (v) determining any other appropriate response or initiative to avoid or eliminate impediments under any law that may be asserted by any Authority or any other Person to the consummation of the transactions contemplated by this Agreement.

         6.3 REASONABLE EFFORTS; CONSENTS AND NOTIFICATIONS. Subject to the terms and conditions provided in this Agreement, each Seller and the Buyer each will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with one another in connection with the foregoing, including using all reasonable efforts:

                  (i) to obtain all necessary waivers, consents, releases and approvals from other parties to loan agreements, Leases, guarantees and other Contracts;

                  (ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement; and to fulfill all conditions to this Agreement.

         6.4 FURTHER ASSURANCES. The Sellers and the Buyer agree that, from time to time, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes of this Agreement.

         6.5 CONDUCT OF BUSINESS OF THE COMPANY. From the date of this Agreement through the Closing, except as otherwise provided by this Agreement or consented to or approved by the Buyer in writing:

                  (i) the Company shall operate its businesses in the ordinary and usual course in all material respects in accordance with past practices;

                  (ii) the Company (and the Sellers acting with respect to the shares of the Company) shall not issue, purchase or agree to purchase, sell or agree to issue or sell:

                       (A)  any of its capital shares; or

                       (B) any securities convertible into or evidencing the right to purchase, or options with respect to, or rights to subscribe for, any of its capital shares;

                  (iii) the Company shall not (and the Sellers acting with respect to the capital shares of the Company shall not) amend its Articles of Incorporation or Bylaws ( or other governance documents) or declare or pay any dividend (whether in cash or property) or declare or effect any stock split, reclassification or other change in capital structure;

                  (iv) the Company shall maintain its respective books and records in the usual, regular and ordinary manner consistent with past practice;

                  (v) the Company shall comply in all material respects with all applicable laws; and

                  (vi) the Company shall not:

                      (A) enter into or consummate any joint venture, partnership or other similar arrangement or form any other new arrangement for the conduct of its business or acquire or enter into any agreement or letter of intent to acquire, by merger, consolidation, or purchase of stock or assets, any business, entity or Person;

                      (B) purchase any material assets or securities of any Person, except for asset purchases in the ordinary course of its business for individual amounts not in excess of Twenty Five Thousand Dollars (USD $25,000);

                      (C) enter into any transactions, commitments or obligations outside the ordinary course of business or incur any indebtedness, including notes payable, current maturities of long-term debt or capital lease obligations, except for trade payables and other normal items accrued as current liabilities;

                      (D) take or agree to take any action prohibited by this
Section 6.5 or that would be reasonably likely to cause any representation or warranty made by any Seller in this Agreement to be untrue or inaccurate in any material respect at the Closing Date;

                      (E) take any action to amend or terminate any Employee Benefit Plan or to adopt any other plan, program, arrangement or practice providing benefits for or compensation to or on behalf of its employees or former employees before the Closing Date, except as required by applicable law or by the applicable collective bargaining agreement ;

                      (F) increase the base compensation or bonus, incentive, severance or other benefit plan of any employee, consultant or agent, except for increases in base annual salaries in the ordinary course of business; or

                      (G) grant any Encumbrance on any asset, except for Permitted Encumbrances.

Notwithstanding the foregoing, the parties acknowledge that the Majority Shareholders have resigned from the Company's Board of Directors with effect as of May 3, 2000, and that S. You Huang has been appointed by the Board of Directors as President-Directeur-General. Buyer agrees that S. You Huang shall execute the Employment Agreements in the form attached hereto as Exhibit D on behalf of the Company at the Closing, and that Buyer shall thereafter convene a meeting of the shareholders of the Company in order to appoint such new directors as Buyer shall see fit.


         6.6  PRESERVATION OF BUSINESS.

                  (a) Subject to the terms and conditions of this Agreement and except as otherwise provided by this Agreement, the Company shall use reasonable efforts to:

                  (i) preserve the business of the Company and keep generally available to the Company the services of the employees, officers, consultants, contractors and agents of the Company;

                  (ii) preserve generally the goodwill of customers, suppliers, creditors and others having business relations with the Company; and

                  (iii) continue performance in the ordinary course of their respective obligations under all Contracts to which the Company is a party or which binds it or its assets.

                  (b) In connection with the operation of the Business between the date of this Agreement and the Closing, to the extent permitted by applicable law and subject to the Company's best corporate interest, the Sellers shall cause the Company to confer in good faith on a regular basis with one or more designated representatives of the Buyer (which representatives shall have been designated by the Buyer to the Sellers and to the Company in writing) with respect to material matters affecting or impacting the operations of the Company or any Subsidiaries and shall consult in general with respect to the ongoing operations of the Company and the Subsidiaries. The Sellers shall cooperate with the Buyer in its efforts to communicate with the employees, consultants, professionals, agents and others having business relationships with the Company regarding the transition of the Company's business to ownership by the Buyer.

         6.7 ANNOUNCEMENTS. Neither the Sellers, the Company, or the Buyer, nor any agent or any Affiliate of any of the foregoing, shall make any public statements, including, without limitation, any press releases or other public disclosure, with respect to this Agreement and the transactions contemplated by this Agreement without the prior consent of the other party and the Company (which consent may not be unreasonably withheld or delayed), except as may be required by law or advisable under the rules of any securities exchange to which the Buyer is subject.

         6.8 NO SOLICITATION. From the date of this Agreement to the earlier of
(i) the Closing Date or (ii) the termination of this Agreement in accordance with its terms, the Sellers agree that (A) they will not, and (B) they will not authorize or permit any officer, director or employee of the Company, or any investment banker, attorney, financial advisor, accountant or other Person retained by any Seller or the Company, directly or indirectly (including by way of furnishing any information) to: (1) solicit, initiate, assist, encourage or accept any Takeover Proposal or any inquiries relating to a Takeover Proposal or to make any proposals which could reasonably be expected to lead to any Takeover Proposal relating to the Company Subsidiary;
(2) engage in any negotiations with respect to, or otherwise attempt to consummate, a Takeover Proposal; (3) provide any public or nonpublic information concerning the Company to any Person in connection with any Takeover Proposal or to any Person whom any Seller or the Company knows or has reason to believe is in the process of planning or considering a Takeover Proposal; or (4) reach any agreement or understanding for or with respect to any Takeover Proposal.

         6.9  RIGHT TO UPDATE AND CURE.

                  (a) From time to time prior to the Closing, the Buyer and the Sellers shall update or amend their respective disclosure of any matter set forth or required to be set forth in their respective Disclosure Schedules to reflect any changes in (or any inaccuracies in) such Disclosure Schedule. For purposes of Section 7.1 or Section 8.1, any material change in a disclosure, representation or warranty made by the Majority Shareholders or any Seller following the execution and delivery of this Agreement and prior to the Closing shall entitle the Buyer to terminate this Agreement, and any material change in a disclosure, representation or warranty made by the Buyer following the execution and delivery of this Agreement and prior to the Closing shall entitle the Sellers to terminate this Agreement, in each case by written notice to the other given within 15 days of its receipt of written notice of such change and in any event prior to the Closing. Notwithstanding anything in this Agreement to the contrary, any party that receives notice of a material change in the disclosures may defer the Closing Date for up to five Business Days after receipt of such change, provided that the Closing Date shall not under any circumstances be deferred beyond the deadline specified in Section 10.1 hereof.

                  (b) Prior to the Closing, each of the parties to this Agreement agrees to notify the other parties promptly in writing of, and contemporaneously will provide the other parties with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement under this Agreement to be breached or that renders or will render untrue any representation or warranty contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of the parties to this Agreement also agrees to notify the other parties promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made in this Agreement, whether occurring or arising before, on or after the date of this Agreement.

         6.10 MARKET STAND-OFF AGREEMENT. In connection with a public offering by the Buyer, the Sellers if requested in good faith by the Buyer and the managing underwriter of the public offering, shall agree not to sell or otherwise transfer or dispose of any securities of the Buyer held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement that in no event shall exceed 180 days or, if shorter, the amount of time applicable to Lineo's officers and directors generally for such purpose. In order to enforce the foregoing, the

Buyer may impose stop-transfer instructions with respect to the Lineo Shares held by such Seller (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

         6.11 SECURITIES LAW COMPLIANCE.

                  (a) Sellers agree that all offers and sales of the Lineo Shares prior to one year after the Closing shall be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Lineo Shares under the Securities Act; or pursuant to an available exemption from the registration requirements of the Securities Act; and not to engage in hedging transactions with regard to the Lineo Shares prior to one year after the Closing unless in compliance with the Securities Act.

                  (b) Sellers acknowledge that the Lineo Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the Lineo Shares are registered under the Securities Act, or an Exemption from the registration provisions of the Securities Act is available, and that the Lineo Shares may not be sold outside the United States except in compliance with all other applicable securities laws. Sellers further acknowledge that hedging transactions involving the Lineo Shares may not be conducted unless in compliance with the Securities Act.

                  (c) Each Seller represents to the Company that such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto. Each Seller who is a U.S Person represents that such Seller is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. Each Seller represents and understands that such Seller is responsible for its own due diligence investigation and satisfying its own due diligence requirements and shall not be entitled to rely on the due diligence investigation of any other person or entity. Each Seller represents to the Buyer that it is acquiring the Lineo Shares for such Seller's own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each Seller acknowledges that such Seller's Lineo Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         6.12 TAX FILING CODE SECTION 338(g) ELECTION. The Buyer has indicated to the Sellers that it will prepare and File an election under Section 338(g) of the Code to treat this transaction as an asset purchase. In this respect, upon demand of the Buyer, the Sellers shall reasonably cooperate with the Buyer provided that the Sellers shall incur no costs or other liability now or in the future in this respect.

         6.13 COVENANT NOT TO COMPETE/NONSOLICITATION.

                  (a) Covenant. Each of the Majority Shareholders agrees not to directly or indirectly compete (as defined in sub-section 6.13(b) below) with the Company in the noncompetition area (as defined in sub-section 6.13( c) below) for a period of two (2) years from the Closing Date (the "Non-Compete Period").

         (b) Direct and Indirect Competition. Each of the Majority Shareholders agrees that the phrase "directly or indirectly compete" shall include:

                  (i) owning, managing, operating, or controlling, or participating in the ownership, management, operation, or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner, or otherwise, any business (other than the Company's) that is involved in the development, marketing, and/or sale of Linux-based embedded software components and applications (including, but not limited to, traditional embedded devices, handheld devices, personal digital assistants, thin clients, and thin servers), provided, however, that this prohibition shall not apply to the ownership of less than five percent (5%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market;

                  (ii) soliciting, causing to be solicited, contracting with, or otherwise engaging in business with any person or business entity, whom or which at the time is a current client of the Company, and whom or which is known to such Majority Shareholder and with whom or which such Majority Shareholder has dealt, directly or indirectly, during the final 12 months of the Non-Compete Period, for the purpose of the development, marketing, and/or sale of Linux-based embedded software components or applications;

                  (iii) soliciting, persuading, inducing, or otherwise causing employees of the Company to leave the Company's employ; or

                  (iv) soliciting or engaging in any employment or other activity that is the same or similar to any business in which the Company is now, or has plans to become, engaged.

         (c) Noncompetition Area. Each of the Majority Shareholders agrees that the phrase "noncompetition area" means any national market in which the Buyer or its Subsidiaries, within twelve (12) months prior to the commencement of any direct or indirect competitive action(s) by Majority Shareholder, (i) has developed, marketed, or sold Linux-based embedded software components or applications, or (ii) has made material commitments to do so.


                                   ARTICLE 7.

                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

                  The Buyer's obligation to consummate the Share Purchase shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived in writing by the Buyer in its sole discretion):

         7.1 REPRESENTATIONS; WARRANTIES AND COVENANTS OF THE MAJORITY SHAREHOLDERS AND THE SELLERS. Subject to the second sentence of this Section 7.1, the representations and warranties of the Majority Shareholders and the Sellers in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time). The Closing condition contained in this
Section 7.1, as it relates to representations and warranties, shall be satisfied unless the inaccuracies in and breaches of such representations and warranties, without reference to materiality qualifiers, have or are likely to have an adverse effect on the Company, taken as a whole, or on the Buyer's ownership of the Company Shares, of Fifty Thousand Dollars (USD$50,000) or more. The covenants and agreements of the Sellers to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

         7.2 FILINGS; CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consent, approvals, waivers, authorizations, qualifications and orders to be filed, made or obtained by the Sellers in order to consummate the transactions contemplated by this Agreement (including, without limitation, any filings or actions required) shall have been filed, made or obtained.

         7.3 NO INJUNCTION. There shall be no injunction, restraining order or decree of any nature of any Authority or other Person that is in effect and that
(i) restrains, prohibits or makes illegal the consummation of the Share Purchase, or (ii) imposes conditions on the consummation of the Share Purchase not otherwise provided for in this Agreement.

         7.4 CLOSING DELIVERIES. The Sellers or the Majority Shareholders, as appropriate, shall have delivered or caused to be delivered to the Buyer the following:

                  (i) True and correct copies of the Bylaws of the Company as in effect on the day prior to Closing;

                  (ii) A certificate of the Majority Shareholders and each of the Sellers, if requested by the Buyer, attesting to the matters set forth in
Section 7.1;

                  (iii)The documents to be delivered by the Sellers as described in Section 2.2(c);

                  (iv) The Company Financial Statements;

                  (v) Evidence reasonably satisfactory to the Buyer of the existence of the Cash Balance as at Closing; and

                  (vi) Copies of the Liquidity Agreement, the Stock Option Undertaking, and the Employment Agreements in the form attached as Exhibit A, B and C, respectively, duly signed by the Majority Shareholders.

         7.5 ABSENCE OF LITIGATION. No claim, action, suit, arbitration, investigation, inquiry or other proceeding by any Authority or other Person with respect to this Agreement or the transactions contemplated hereby shall be threatened or pending on the Closing Date and, up to the Closing, no party to this Agreement shall have been advised by any Authority (which advisory has not been officially withdrawn by such Authority on or prior to the Closing Date) that such Authority is reviewing this Agreement or the transactions contemplated hereby to determine whether to file or commence any litigation with respect to any aspect of this Agreement or the transactions contemplated hereby.

         7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Company Shares.

         7.7 NO MATERIAL ADVERSE EFFECT. Before the Closing Date, there shall have been no material change in the assets or liabilities, the business or condition (financial or otherwise), the results of operations or prospects of the Company or any Subsidiary, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, that results in a Material Adverse Effect.

                                   ARTICLE 8.

                   CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE

                  Each Seller's obligation to consummate the Share Purchase is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived in writing by such Seller, in its sole discretion):

         8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER. The representations and warranties of the Buyer in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date, or time), and the covenants and agreements of the Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

         8.2 FILINGS; CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consents, approvals, waivers, authorizations, qualifications and orders to be filed, made or obtained by the Buyer, the Company or any Seller in order to consummate the transactions contemplated by this Agreement shall have been filed, made or obtained. The Buyer shall have obtained the consents identified in Section 5.3 of the Buyer Disclosure Schedule, which consents shall be in form and substance reasonably satisfactory to the Majority Shareholders.

         8.3 NO INJUNCTION. The condition set forth in Section 7.3 shall have been satisfied.

         8.4 CLOSING DELIVERIES. The Buyer shall have delivered or caused to be delivered to the Sellers' legal counsel (in the case of clauses (i), (ii) and (iii) below), to each Seller (in the case of clause (iv) below), and to the Majority Shareholders (in the case of clause (v) below) the following:

                  (i) A certificate of the Secretary of the Buyer attesting to the incumbency of the officers of the Buyer executing this Agreement and any other certificates or agreements delivered by the Buyer to the Sellers at or prior to the Closing;

                  (ii) A certificate of the Chairman of the Board or President of the Buyer attesting on behalf of the Buyer to the matters set forth in
Section 8.1;

                  (iii) A resolution of the Board of Directors of the Buyer authorizing the execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary of the Buyer;

                  (iv) The Purchase Price payable in accordance with Section 2.2 to each Seller (as specified in Section 2.2) pursuant to this Agreement; and

                  (v) Duly executed copies of the Liquidity Agreement and Stock Option Undertaking in the forms attached hereto as Exhibit B and C respectively and the Employment Agreements in the form attached as Exhibit C (duly signed by the Company).

         8.5 SERIES C CONVERTIBLE PREFERRED STOCK OF THE BUYER. The Buyer shall have consummated the issuance of at least 3,000,000 shares of its Series C Convertible Preferred Stock.

         8.6 ABSENCE OF LITIGATION. No claim, action, suit, arbitration, investigation, inquiry or other proceeding by any Authority or other Person with respect to this Agreement or the transactions contemplated hereby shall be threatened or pending on the Closing Date and, up to the Closing, no party to this Agreement shall have been advised by any Authority (which advisory has not been officially withdrawn by such Authority on or prior to the Closing Date) that such Authority is reviewing this Agreement or the transactions contemplated hereby to determine whether to file or commence any litigation with respect to any aspect of this Agreement or the transactions contemplated hereby.

         8.7 NO MATERIAL ADVERSE EFFECT. Before the Closing Date, there shall have been no material change in the assets or liabilities, the business or condition (financial or otherwise), the results of operations or prospects of the Buyer or any of its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, that results in a Material Adverse Effect.

                                   ARTICLE 9.

                            SURVIVAL; INDEMNIFICATION

         9.1  INDEMNIFICATION .

                  (a) If the Closing occurs, and subject to the limitations set forth in this Article 9, the Majority Shareholders, severally and not jointly (according to their pro-rata ownership of the Company shares as set forth in EXHIBIT A) shall indemnify and hold harmless the Buyer and its Affiliates (collectively, the "Buyer Indemnitees") from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Indemnified Losses"), suffered or incurred by any one or more of the Buyer Indemnitees by reason of, or arising out of:

                  (i) any misrepresentation or breach of representation or warranty of the Majority Shareholders contained in this Agreement, the Majority Shareholders Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered by or on behalf of the Majority Shareholders pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of the Majority Shareholders contained in this Agreement, the Majority Shareholders Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered to the Buyer by or on behalf of the Majority Shareholders pursuant to this Agreement or in connection with the transactions contemplated herein; and

                  (ii) any and all actions, orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

                  (b) Each Seller, severally and not jointly, shall indemnify and hold harmless the Buyer Indemnitees from and against any Indemnified Losses caused by a breach of that Seller's representations, warranties or agreements set forth in this Agreement. For avoidance of doubt, no Seller shall have responsibility for a breach by any other Seller.

                  (c) If the Closing occurs, and subject to the limitations set forth in this Article 9, the Buyer shall indemnify and hold harmless the Sellers and their Affiliates (collectively, the "Seller Indemnitees") from and against and in respect of any and all Indemnified Losses suffered or incurred by any one or more of the Seller Indemnitees by reason of, or arising out of:

                  (i) any misrepresentation or breach of representation or warranty of the Buyer contained in this Agreement, the Buyer Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered by or on behalf of the Buyer pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of the Buyer contained in this Agreement, the Buyer Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered to the Sellers by or on behalf of the Buyer pursuant to this Agreement or in connection with the transactions contemplated herein; and

                  (ii) any and all actions, orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

                  (d) The party or parties entitled to indemnification under any provision of this Article 9 are sometimes collectively referred to herein as the "Indemnitees" and the party or parties obligated to indemnify under any provision of this Article 9 are sometimes collectively referred to herein as the "Indemnifying Parties". The Indemnifying Parties shall reimburse Indemnitees on demand for any Indemnified Losses suffered by the Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect of any Indemnified Losses, provided however that no third party claim may be settled without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Indemnitees claim indemnity against the Indemnifying Parties, provided that: (i) the defense is conducted by reputable counsel approved by the Indemnitees, which approval shall not be unreasonably withheld or delayed; (ii) the defense is expressly assumed in writing within 15 days after written notice of the claim, action or demand is given to the Indemnifying Parties; and (iii) counsel for the Indemnitees may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Indemnitees.

                  (e) No claim shall be brought by any Indemnitee under this
Article 9 for Indemnified Losses, and none of them shall be entitled to receive any payment with respect thereto, unless and until the aggregate amount of such claim(s) equals or exceeds USD$150,000, in which case the Indemnitees will be entitled to reimbursement hereunder for Indemnified Losses from the first dollar of loss. Anything to the contrary notwithstanding, (A) with respect to the representations and warranties set forth in Article 3, (i) each Majority Shareholder will be liable to the Buyer Indemnitees for the pro rata portion of such Indemnified Losses in accordance with the percentages set forth opposite that Majority Shareholder's name on Exhibit A; (ii) no Majority Shareholder shall be liable to the Buyer Indemnitees for Indemnified Losses in excess of the percentages set forth opposite that Majority Shareholder's name on Exhibit A; and (iii) the Majority Shareholders shall not be liable to the Buyer Indemnitees under this Article 9 to reimburse Indemnified Losses, if any, in excess in the aggregate of the product of the number of Lineo shares received by him times USD$6.00; provided, however, that such limitation shall not apply to any loss suffered by the Buyer Indemnitees attributable to fraudulent misrepresentations; and (B) with respect to the representations and warranties set forth in Article 4, (x) no Seller shall be liable for Indemnified Losses in excess in the aggregate of the product of the number of Lineo shares received by him times USD$6.00, provided, however, that such limitation shall not apply to any loss suffered by the Buyer Indemnitees attributable to fraudulent misrepresentations or to breaches of the representations set forth in Sections 4.1, 4.2, 4.3 and 4.4, and (y) no Seller shall be liable with respect to the breach of any representation or warranty of any other Seller.

                  (f) Any Seller (including any Majority Shareholder) may satisfy any obligation for indemnification under this Article 9 by delivering to the applicable Buyer Indemnitees Lineo Shares having a fair market value (determined in accordance with the following sentence) equal to the Indemnified Losses or other amounts for which such Seller is liable hereunder. For purposes of this Section 9.1(f), "fair market value" shall mean the greater of $6.00 per share (adjusted for any stock splits, stock dividends, recapitalizations and other similar events occurring after the date hereof) and the average of the closing prices (last sale) of the Lineo Shares on the principal U.S. national securities exchange or market system on which they are traded for the ten trading days immediately prior to the payment.

                  (g) The Company shall not have any liability, obligation or indebtedness to any Seller as a result of any misrepresentation or breach of representation or warranty by any Seller contained in this Agreement, the Majority Shareholders Disclosure Schedule, the Seller Disclosure Schedule or any certificate, instrument, agreement or other writing delivered by or on behalf of any Seller pursuant to this Agreement, or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Seller contained in this Agreement, the Majority Shareholders Disclosure Schedule or the Seller Disclosure Schedule, or any certificate, instrument, agreement or other writing by or on behalf of any Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein.

         9.2 LIMITATIONS ON INDEMNIFICATION.

                  (a) The representations and warranties of Buyer and each Seller (including without limitation each Majority Shareholder) contained in this Agreement, the Buyer Disclosure Schedule, the Majority Shareholders Disclosure Schedule, the Seller Disclosure Schedule or in any certificate, instrument, agreement or other writing delivered by or on behalf of Buyer or any Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of the Buyer or the Seller, as applicable (subject to the provisions of this Article 9), and the consummation of the transactions contemplated herein, and all such representations and warranties shall be of no further force and effect after two years from the date of the Closing, except for matters set forth in Sections 3.11, 3.12, 3.13, 3.14, 3.15, 4.1, 4.2, 4.3,
4.4, 5.2, 5.3, 5.12, 5.13, 5.14, 5.15 and 5.16, for which the survival period shall extend until the expiration of the applicable statutory limitations period (as applicable, the "Survival Period"). Anything to the contrary notwithstanding, a claim for indemnification which is made in writing but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

                  (b) An Indemnitee shall be obligated to prosecute diligently and in good faith any claim for Indemnified Losses with any applicable insurer prior to collecting any indemnification payment hereunder, provided that an Indemnitee shall be entitled to collect an indemnification payment otherwise due to it hereunder if such Indemnitee has not received reimbursement from the applicable insurer(s) within twelve (12) months after it has given such insurer(s) appropriate written notice of its claim.

                  (c) In the case where an Indemnitee recovers from third parties all or any part of any amount previously paid to it by any Seller hereunder, such Indemnitee shall promptly pay over to such Seller the amount so recovered (net of any expenses actually incurred by it in procuring such recovery), but not in excess of any amount previously so paid by the Indemnifying Party. No amount shall become payable by an Indemnifying Party to an Indemnity in respect of any third party claim unless and to the extent that the Indemnity shall have become required to pay after exhausting all available remedies, and shall actually have paid, the relevant Indemnified Losses to the relevant third party.

                  (d) The amount of any claim made hereunder shall be reduced by taking into account (i) any amount payable to the Buyer or the Company by any insurer or other third party in respect of the relevant Indemnified Losses, and
(ii) any offsetting benefit (including any tax reduction) to the relevant Company or to any Affiliate thereof, either in the year in which the Indemnified Losses are sustained or in any other year.

                  (e) For purposes of computing the amount of any Indemnified Losses, only the loss actually sustained shall be taken into account, to the exclusion of any price/earnings or similar multiplier implicit in the Purchase Price, and in no event shall any Indemnifying Party be liable for unforeseen or consequential damages.

                  (f) The Indemnitees shall not be entitled to any indemnification payments if they have not timely notified the Indemnifying Parties and otherwise complied in all material respects with all the other provisions of this Article 9.

                  (g) The Indemnitees shall not be entitled to any indemnification in connection with Indemnified Losses resulting from facts of which the Indemnitees were aware at the time of executing this Agreement.

                  (h) Sellers shall have no liability under any provision of this Agreement for Indemnified Losses which arise as a result of (i) actions taken by the Buyer or the Company after the Closing Date, or (ii) the passing of, or any change in, after the date hereof, any law or administrative practice of any government, governmental department, agency or regulatory body in any such case not actually in force at the date of this Agreement.

                  (i) The Indemnitees shall use their best efforts, and the Buyer Indemnitees shall cause the Company to use its best efforts, to mitigate any Indemnified Losses which any of them may suffer as a result of any matters giving rise to a claim for indemnification hereunder.

                  (j) The provisions of this Article 9 shall constitute the sole remedy of all of the parties hereto for any misrepresentation or breach of representation or warranty contained in this Agreement, any Disclosure Schedule, or any certificate, instrument, agreement or other writing delivered by or on behalf of any such party pursuant to this Agreement or in connection with the transactions contemplated herein

                                   ARTICLE 10.

                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to Closing by:

                  (a) the mutual consent of the Buyer and the holders of a majority in interest of the common shares of the Company;

                  (b) the Buyer or the holders of a majority in interest of the common shares of the Company if the Closing has not occurred by the close of business on the date which is 30 calendar days following the date of this Agreement, so long as the failure to consummate the transaction on or before such date did not result from a breach of this Agreement by the party seeking termination of this Agreement;

                  (c) at any time before the Closing, by any Seller or the Buyer, (A) in the event of a material breach of this Agreement hereof by any non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification by any one or more of the terminating parties, or (B) upon notification to the non-terminating parties by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement has become impossible or impracticable with the use of best efforts unless the failure of such condition to be satisfied is caused by a breach of this Agreement by the terminating party or the non-terminating parties waive such condition within five Business Days of receipt of such notification (and, for purposes of (ii) and (iii) only, a breach or material breach by any Seller shall constitute a breach or material breach, as the case may be, by all of the Sellers); and if such termination is required pursuant to any final and nonappealable judgment or order entered in any judicial or administrative proceeding initiated by an Authority.

         10.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 10.1, written notice of such termination shall promptly be given by the terminating party to the other parties, and this Agreement shall upon that notice terminate and become void and have no effect, and the transactions contemplated by this The parties shall abandon agreement without further action, except that the provisions of Section 11.5 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party of any liability for any breach by it of this Agreement.

                                   ARTICLE 11.

                                  MISCELLANEOUS

         11.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same agreement. The Agreement and signatures on this Agreement, may be transmitted by facsimile, and such shall deem such a transmission a delivery of this Agreement signing party.

         11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such state without reference to the choice of law principles of such state.

         11.3 NO THIRD PARTY BENEFICIARIES. Except as provided in Section 6.10 above, nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person that is not a party to this Agreement, and no other Person not a party to this Agreement shall have any rights or remedies under this Agreement.

         11.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior drafts of such agreement, and all prior and contemporaneous agreements, representations, negotiations, discussions, correspondence, communications, term sheets and understandings of the parties, except for the Confidentiality Agreement, which agreement is ratified and remains in full force and effect. There are no agreements, understandings, representations and warranties between the parties other than those set forth or referred to in this Agreement.

         11.5 EXPENSES. Except as set forth in this Agreement, whether the Share Purchase is or is not consummated, all costs and expenses, including but not limited to fees and expenses of attorneys, advisers, agents, and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether such costs and expenses were incurred prior to or are incurred after the date hereof, and in particular, all such costs and expenses incurred by or on behalf of the Sellers shall be borne by the Sellers and not charged to the Company. Notwithstanding the foregoing, the audit contemplated by Section 2.2(b) shall be at the Buyer's sole expense.

         11.6 NOTICES. All notices under this Agreement shall be sufficiently given for all purposes under this Agreement if in writing (a) when delivered personally; (b) in the case of domestic deliveries within the United States, three Business Days after deposited for first class mailing by the United States Postal Service; (c) in the case of domestic deliveries within the United States, one day after deposited for delivery by a nationally recognized overnight delivery service; (d) in the case of foreign deliveries, two days after deposited for delivery by a reputable foreign or overseas air courier; or (e) when receipt is confirmed, by telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Sellers shall be addressed to each Seller at the address noted in Exhibit A hereto or at such other address and to the attention of such other Person as each Seller may designate by written notice to the Buyer.

Notices to the Buyer shall be addressed to:

               Lineo, Inc.
               1505 Westlake Avenue North, Suite 400
               Seattle, Washington  98109
               Attention:  Matthew Harris, Vice President & General Counsel
               Telecopy:   (206) 281-9882

or to such other address and to the attention of such other Person as the Buyer may designate by written notice to the Sellers.

         11.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. No party to this Agreement shall have the right to assign its rights or interests in or delegate its obligations under this Agreement without the express prior written consent of all other parties to this Agreement; provided, however, the Buyer may assign its rights or interests under this Agreement to any direct or indirect wholly owned subsidiary of the Buyer, in which event the Buyer shall remain liable under this Agreement; and provided further that any Seller may, by notice to the Buyer, direct that no Seller may direct any or all of his share of the Closing Purchase Price be paid to any other Person. No such assignment shall release the Buyer from its obligations hereunder without the Sellers' written consent.

         11.8 HEADINGS; DEFINITIONS. The Section and article headings contained in this Agreement are inserted for convenience and reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained in this Agreement mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined in this Agreement are equally applicable to both the singular and plural forms of such terms. As the context requires, the singular form of any term includes the plural and vice versa, and all pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender.

         11.9 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party to this Agreement may, only by an instrument in writing, waive compliance by any other party to this Agreement with any term or provision of this Agreement. The waiver by any parties to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         11.10    ARBITRATION.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("Rules of AAA"), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrator may be enforced in any court having jurisdiction thereof.

                  (a) Location and Language. The location of the arbitration shall be New York, New York, United States of America. The language of the arbitration shall be English.

                  (b) Selection of Arbitrator. Unless the parties subsequently agree otherwise, the arbitration shall be conducted by three arbitrators, one of whom shall be appointed by the Majority Shareholders and/or the Sellers (or any of them as are parties to the arbitration), one of whom shall be appointed by the Buyer, and the third of whom, who shall be the presiding arbitrator, shall be appointed by the two party-appointed arbitrators, or, in the event of their failure to agree within a reasonable time on such third arbitrator, by the AAA. If the AAA appoints the presiding arbitrator, it shall endeavor to appoint as such presiding arbitrator an attorney having at least fifteen (15) year's experience in corporate and securities issues and who has previously acted as an arbitrator in an international arbitration. Notwithstanding the foregoing, in the event that the Majority Shareholders or the Sellers cannot agree on the appointment of their arbitrator, all of the arbitrators shall be appointed by the AAA.

                  (c) Discovery. Unless the parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant, non-privileged and specifically identifiable documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes over and shall control the process concerning these pre-hearing discovery matters.

                  (d) Case Management. Prompt resolution of any dispute is important to all of the parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of exchanges of submissions, pre-hearing discovery, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

                  (e) Remedies. In reaching their decision, the arbitrators shall follow and apply applicable law and the provisions of this Agreement. The decision of the arbitrators shall be binding upon the parties.

                  (f) Expenses. The expenses of the arbitration, including the fees of the arbitrators and the AAA, any expert witness fees, and the attorneys' fees incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator.

                  (g) Confidentiality. Except as set forth below, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, each party may make such disclosures as are required by applicable securities laws or other applicable law or regulation. Further, if a party is expressly asked by a third party about the dispute or the arbitration, the party may disclose and acknowledge in general and limited terms that there is a dispute with the other party which is being (or has been) arbitrated. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable.

         11.11 ATTORNEYS' FEES. In the event that any dispute between any two or more of the parties to this Agreement should result in litigation or arbitration, the prevailing party in such dispute (if any) shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees, arbitration fees and other expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment or arbitration award. Any judgment, order or arbitration award entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment or award and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section 11.11: (a) attorney's fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions;
(2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined by the trier of fact in the proceeding to have prevailed as to a substantial preponderance of the issues or who prevails by dismissal, default or otherwise.

         11.12    SEVERABILITY OF PROVISIONS; JEOPARDY.

                  (a) If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon a determination that such an adverse affect will occur, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated to this Agreement are fulfilled to the greatest extent possible.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that it is determined prior to the Closing that the performance by any party hereto of any term, covenant, condition or provision of this Agreement should be in violation of any statute, ordinance, or be otherwise deemed illegal, the parties shall immediately attempt to negotiate an amendment to this Agreement to eliminate such jeopardy. In the event that such an amendment is not practicable or cannot be agreed upon within fifteen (15) days of notice of the need thereof, either party may, at its option, terminate this Agreement forthwith.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties effective as of the date first above written.


SELLERS:


-----------------------               -----------------------
Hugo Delchni                          Laurent Rousseau


-----------------------               -----------------------
Thomas Louis                          Eric Sauzedde


-----------------------               -----------------------
Eric Pinon                            Yves Cognet


-----------------------               -----------------------
Thierry Freyche                       Jean Joya


-----------------------               -----------------------
Francis Maunoury                      Frederic Vasseur


-----------------------               -----------------------
Thierry Letrilliart                   Gerard Delon


-----------------------               -----------------------
Alain Bankier                         Francois Chateau


-----------------------               -----------------------
Andre Taliercio                       Isabelle Pesquie-Geday


TECHNOCOM VENTURES                    TECHNOVENTURES


By:   _______________________         By:  _______________________
      Name:                                Name:
      Title:                               Title:



                            STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

AXEL INV FUND                            NOTOIR SA


By:   _______________________            By:  _______________________
      Name:                                   Name:
      Title:                                  Title


SOFIGIP SA


By:   _______________________
      Name:
      Title:


                                         BUYER:

                                         LINEO, INC., a Delaware corporation



                                         By: _______________________________
                                         Its: ______________________________


                            STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE
                                  PAGE 2 OF 48